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                                                                       EX-99.(B)

                           FORM OF PROXY CARD FOR PFS

                        PIONEER FINANCIAL SERVICES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
             PIONEER FINANCIAL SERVICES, INC. FOR A SPECIAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON MAY   , 1997
                            AT 10:00 A.M. LOCAL TIME


     The undersigned Stockholder of Pioneer Financial Services, Inc. ("PFS") hereby appoints Peter W. Nauert and William B. Van Vleet, and each of them, the lawful attorneys and proxies of the undersigned, with full powers of substitution, to vote all shares of Common Stock, $1.00 par value per share, of PFS (the "PFS Common Stock") which the undersigned is entitled to vote at the
Special Meeting of Stockholders to be held on May   , and any adjournments
thereof.


                                                                SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

     [X] Please mark votes as in this example.

     The PFS Board of Directors recommends that the stockholders of PFS vote FOR the authorization and adoption of the Merger Agreement (as defined below) and the transactions contemplated thereby (including, without limitation, the Merger (as defined below)). In the absence of specific instructions, proxies will be voted for the authorization and adoption of the Merger Agreement and the transactions contemplated thereby (including without limitation, the Merger) and in the discretion of the proxy holders as to any other matters.

                          FOR     AGAINST     ABSTAIN


1. Approval of the Agreement and Plan of Merger, dated as of December 15, 1996 (the "Merger Agreement"), by and among PFS, Rock Acquisition Company and Conseco, Inc., an Indiana corporation ("Conseco"), and the transactions contemplated thereby (including, without limitation, the Merger) pursuant to which, among other things, (i) Rock Acquisition Company will be merged with and into PFS (the "Merger"), with PFS surviving the Merger as a wholly owned subsidiary of Conseco, and (ii) each outstanding share of PFS Common Stock (other than shares of PFS Common Stock held as treasury shares by PFS) shall be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).


2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     [ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

     Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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                              Date:                       Signature:
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